CONTACT:
John K. Schmidt
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com
FOR IMMEDIATE RELEASE
Friday, March 23, 2007

ROCKY MOUNTAIN BANK TO SELL BRANCH OFFICE IN
BROADUS, MONTANA

Dubuque, Iowa -- Heartland Financial USA, Inc. (NASDAQ: HTLF) today announced that its Montana subsidiary, Rocky Mountain Bank, has reached agreement with 1st Bank of Sidney, Montana to sell a branch banking office located in Broadus, Montana in a cash transaction. The Broadus location had deposits of approximately $30 million as of February 28, 2007. The transaction is scheduled to close in mid-2007.

The sale represents a strategic decision on the part of Heartland and Rocky Mountain Bank to identify branch offices of relatively smaller size and greater distance from its primary banking markets for possible divestiture. Neither Rocky Mountain Bank nor Heartland anticipates the divestiture of other Montana banking offices.

In a joint statement, Heartland chairman, president and chief executive officer, Lynn B. Fuller and Danny Skarda, president and chief executive officer of Rocky Mountain Bank said, "The sale of our Broadus location in no way reflects on the fine staff or excellent asset quality of our Broadus branch office. Our decision to sell is based on the challenges presented by the office’s distance from other Rocky Mountain Bank locations and the opportunity presented by 1st Bank.”

Fuller added, “The Heartland business model continues to emphasize community banking as our core business. This opportunity allows us to focus financial and management resources toward other areas in Montana where we have a larger presence and greater growth potential.”

Montana-based D.A. Davidson and Co. acted as exclusive financial advisor in this transaction.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $3.1 billion diversified financial services company providing banking, mortgage, wealth management, insurance, and consumer finance services to businesses and individuals. The Company currently has 55 banking locations in 37 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, and Colorado. Heartland Financial USA, Inc. is listed on the NASDAQ exchange. Its trading symbol is HTLF.

Additional information about Heartland Financial USA, Inc. is available at www.htlf.com

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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